Exhibit 99.1

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

This Amendment No. 2 (this “Amendment”) to that Rights Agreement, dated as of November 2, 1998, by and between Maxwell Shoe Company Inc. and BankBoston, N.A., as rights agent, as amended by Amendment No. 1 to Rights Agreement, dated as of December 6, 2001, by and between Maxwell Shoe Company Inc. and EquiServe Trust Company, N.A., as rights agent (as amended, the “Rights Agreement”), is made and entered into this 2nd day of April, 2004 by and between MAXWELL SHOE COMPANY INC., a Delaware corporation (the “Company”), and EQUISERVE TRUST COMPANY, N.A., a national banking association (the “Rights Agent”). Capitalized terms not otherwise defined herein shall have the meanings given them in the Rights Agreement.

RECITALS

WHEREAS, Section 27 of the Rights Agreement provides that the Board of Directors of the Company (the “Board”) may, from time to time, without the approval of any holders of Rights, supplement or amend any provision of the Rights Agreement, and direct the Rights Agent so to supplement or amend such provision; and

WHEREAS, the Board believes that it is in the best interest of the Company to amend the Rights Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereto agree to amend the Rights Agreement as follows:

1. Amendment.

A. Section 1(o) of the Rights Agreement is hereby amended by deleting the word “or” where it appears immediately prior to clause (v) of the first sentence of Section 1(o) of the Rights Agreement and inserting the following words at the end of the first sentence of Section 1(o) of the Rights Agreement:

“; or (vi) any such Person who has reported or is required to report such ownership (but who is the Beneficial Owner of less than 20% of the Voting Shares then outstanding) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Voting Shares) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired Voting Shares in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, thereafter does not acquire additional Voting Shares while the Beneficial Owner of 15% or more of the Voting Shares then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become a 15% Stockholder immediately after such 10 Business Day period”.

B. The first sentence of Section 11(a)(ii) of the Rights Agreement is hereby amended by deleting the words “the tenth Business Day following” in such sentence.

2. Ratification. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with its terms, without any waiver, amendment or other modification of any provision thereof.

3. Governing Law. The Company and the Rights Agent agree that the interpretation, validity, construction, and performance of this Amendment shall be governed by the laws of the State of Delaware without regard to its principles of conflicts of laws.

4. Counterparts. This Amendment may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of April 2, 2004.

MAXWELL SHOE COMPANY INC.		EQUISERVE TRUST COMPANY, N.A.

By:	/s/ JAMES J. TINAGERO	By:	/s/ CAROL MULVEY-EORI
Name:	James J. Tinagero	Name:	Carol Mulvey-Eori
Title:	Chief Operating Officer and Executive Vice President	Title:	Managing Director

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